Exhibit 5.1

Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 Tel 804 • 788 • 8200 Fax 804 • 788 • 8218
File No: 36330.000135
November 3, 2008

Board of Directors
Brink’s Home Security Holdings, Inc.
8880 Esters Boulevard
Irving, Texas 75063

Brink’s Home Security Holdings, Inc.

Registration of Shares Issuable pursuant to 2008 Equity Incentive Plan,
Non-Employee Directors’ Equity Plan and
Key Employees’ Deferred Compensation Program

Ladies and Gentlemen:

We have acted as special counsel to Brink’s Home Security Holdings, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 2,710,000 shares of the Company’s common stock, no par value (the “Shares”), issuable pursuant to the Brink’s Home Security Holdings, Inc. 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”), the Brink’s Home Security Holdings, Inc. Non-Employee Directors’ Equity Plan (the “Non-Employee Directors’ Equity Plan”) and the Brink’s Home Security Holdings, Inc. Key Employees’ Deferred Compensation Program (the “Key Employees’ Deferred Compensation Program”).  The 2008 Equity Incentive Plan, the Non-Employee Directors’ Equity Plan and the Key Employees’ Deferred Compensation Program are collectively referred to herein as the “Benefits Plans.”

For purposes of the opinions expressed below, we have relied upon, among other things, our examination of the Benefits Plans and such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

The Key Employees’ Deferred Compensation Program is an “employee pension benefit plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), because it permits the deferral of income for periods extending to the termination of covered employment or beyond.  The Key Employees’ Deferred Compensation Program, by its terms, is unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (commonly referred to as a “top hat plan”).

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES
McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   SINGAPORE   WASHINGTON
www.hunton.com

Board of Directors
November 3, 2008

As a top hat plan, the Key Employees’ Deferred Compensation Program is only subject to Parts 1 and 5 of Title I of ERISA.  Parts 1 and 5 of Title I of ERISA do not impose any specific written requirements on top hat plans as a condition to compliance with ERISA.  Rather, they relate to ERISA’s reporting and disclosure requirements and ERISA’s administration and enforcement schemes.

We have assumed for the purposes of paragraph 3 below that the Key Employees’ Deferred Compensation Program is administered in accordance with its terms (e.g., the Key Employees’ Deferred Compensation Program is not funded and participation in the Key Employees’ Deferred Compensation Program is limited to a select group of management or highly compensated employees).  We have also assumed that the Key Employees’ Deferred Compensation Program will be administered in accordance with the requirements of ERISA (e.g., that the Company will establish and maintain a claims procedure for the Key Employees’ Deferred Compensation Program that satisfies ERISA).

Based on the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.           The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to issue the Shares.

2.           The issuance of the Shares has been duly authorized by the Company and, upon issuance pursuant to the terms of the Benefits Plans, the Shares will be legally issued, fully paid and non-assessable.

3.           The provisions of the written document constituting the Key Employees’ Deferred Compensation Program comply with the requirements of ERISA.

Board of Directors
November 3, 2008

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP